EXHIBIT 99.2

PRO FORMA FINANCIAL INFORMATION

SPIDLE SALES & SERVIES, INC.

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2004
Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 2004
Notes to Audited Pro Forma Combined Financial Statements

FLOTEK INDUSTRIES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the Spidle acquisition as described in Flotek’s Form 8-K filed on April 22, 2005. The unaudited pro forma combined balance sheet as of December 31, 2004 is presented as if the Spidle acquisition had occurred on that date. The unaudited pro forma combined statement of income for the year ended December 31, 2004 assumes that the Spidle acquisition occurred on January 1, 2004. The purchase price for the Spidle acquisition has been allocated to the assets acquired and liabilities assumed based on estimated fair values, following the completion of an independent appraisal and other evaluations. Statement No. 141, “Accounting for Business Combinations,” was applied to the purchase and the book value of the assets purchased was reduced on a prorate basis by the amount the fair value of the net assets acquired exceeded the total purchase price of the acquisition.

The unaudited pro forma combined financial statements should be read in conjunction with (i) the historical consolidated financial statements of Flotek included in its Annual Report on Form 10-K/A for the year ended December 31, 2004 and (ii) the historical combined financial statements of Spidle included in this Form 8-K/A. The unaudited pro forma combined financial statements are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Spidle acquisition had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or financial results in the future. The pro forma adjustments, as described in the Notes to Pro Forma Combined Financial Statements, are based upon available information and certain assumptions that Flotek’s management believes are reasonable.

FLOTEK INDUSTRIES, INC.
PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 2004
(Unaudited)

	Flotek	Spidle	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$284,801	$133,673	$(133,673)	(a)	$418,474
			133,673	(b)
Restricted cash	37,038	—	—		37,038
Receivables, net	3,372,236	2,495,877	(2,495,877)	(a)	5,868,113
			2,495,877	(b)
Inventories, net	2,447,390	1,621,735	(1,621,735)	(a)	9,321,244
			6,873,854	(b)
Other current assets	39,721	32,325	(32,325)	(a)	72,046
			32,325	(b)
Total current assets	6,181,186	4,283,610	5,252,119		15,716,915
Property, plant and equipment, net	2,116,796	1,714,992	(1,714,992)	(a)	3,627,184
			1,510,388	(b)(c)
Goodwill, net	7,465,725	—	—		7,465,725
Patents and other intangible assets, net	193,380	—	—		193,380
Deferred income tax asset	—	41,675	(41,675)	(a)	41,675
			41,675	(b)
Total assets	$15,957,087	$6,040,277	$5,042,515		$27,044,879
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,641,577	$927,436	$(927,436)	(a)	$3,569,013
			927,436	(b)
Accrued liabilities	1,617,762	269,040	(269,040)	(a)	1,886,802
			269,040	(b)
Current portion of long-term debt	1,136,467	—	—		2,356,467
			1,220,000	(b)
Amounts due to related parties	466,401	—	—		891,401
			425,000	(b)
Deferred tax liability			1,789,266	(b)	1,789,266
Total current liabilities	5,862,207	1,196,476	3,434,266		10,492,949

Long-term debt	5,271,987	—	—		10,151,987
			4,880,000	(b)
Long-term debt due to related parties	—	—	850,000	(b)	850,000
Stockholders’ equity:
Common stock, $.0001 par value	667	—	13	(b)	680
Additional paid-in capital	17,082,141	—	—		17,782,128
			699,987	(b)
Retained earnings (accumulated deficit)	(12,259,915)	—	6,822	(c)	(12,232,865)
			20,228	(c)
Owner's net investment	—	4,843,801	(4,843,801)	(a)	—
Total stockholders’ equity	4,822,893	4,843,801	(4,116,751)		5,549,943
Total liabilities and stockholders’ equity	$15,957,087	$6,040,277	$5,047,515		$27,044,879

See Notes to Pro Forma Combined Financial Statements.

FLOTEK INDUSTRIES, INC.
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004
(Unaudited)

	Flotek	Spidle	Pro Forma Adjustments		Pro Forma Combined

Revenues	$21,881,289	$16,201,202	$—		$38,082,491

Cost of sales	12,529,631	10,091,454	—		22,621,085
Gross margin	9,351,658	6,109,748	—		15,461,406

Expenses:
Selling, general and administrative	5,349,594	4,608,680	—		9,958,274
Depreciation and amortization	689,901	—	(6,822	)(c)	683,079
Research and development	300,074	—	—		300,074
Total expenses	6,339,569	4,608,680	(6,822)		10,941,427
Income (loss) from operations	3,012,089	1,501,068	6,822		4,519,979

Other income (expense):
Interest expense	(691,568)	(14,832)	(338,017	)(d)	(1,044,417)
Other income (expense)	46,264	241,672	—		287,936
Total other income (expense)	(645,304)	226,840	(338,017)		(756,481)
Income before income taxes	2,366,785	1,727,908	(331,195)		3,763,498

Provision for income taxes	(213,096)	(589,359)	—		(802,455)

Net income applicable to common stock	$2,153,689	$1,138,549	$(331,195)		$2,961,043

Basic and diluted earnings (loss) per common
share from:
Basic earnings (loss) per common share	$0.32		$—		$0.44
					$—
Diluted earnings (loss) per common share	$0.31		$—		$0.41

Weighted average common shares used in
computing earnings (loss) per common share	6,659,395		129,271	(b)	6,788,666
Incremental common shares from stock options	353,742		—		353,742
Diluted	7,013,137		129,271		7,142,408

See Notes to Pro Forma Combined Financial Statements.

FLOTEK INDUSTRIES, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

(a)	To reverse the historical cost of the individual assets and liabilities of Spidle Sales & Service, Inc., and the offsetting owner’s net investment.

(b)	To reflect the allocation of the purchase price to the assets acquired and liabilities assumed. All Spidle assets and liabilities, including long-term debt, were purchased in this agreement.

Flotek Industries applied Statement No. 141, “Accounting for Business Combinations,” to the acquisition of Spidle Sales & Service. Statement No. 141 requires that the reported book value of the assets of the purchased company be reduced on a prorata basis by the amount the fair value of the net assets acquired over the total purchase price for the acquisition. Any excess is recognized in income as an extraordinary gain. The appraised investment shown below is based on an independent appraisal. In applying Statement No. 141 to the transaction the net value of property, plant and equipment was pushed down by $16.0 million to eliminate the excess of appraised investment over purchase price. There was no remaining excess in fair value of net assets acquired over purchase price, so it was not necessary to recognize an extraordinary gain on acquisition.

	Appraised Investment	Application of FAS 141	Recorded Investment
Cash	$133,673		$133,673
Receivables	2,495,877		2,495,877
Inventories	6,873,854		6,873,854
Other current assets and prepaids	32,325		32,325
Property, plant and equipment	17,484,818	(16,001,480)	1,483,338
Deferred income tax asset	41,675		41,675
Accounts payable	(927,436)		(927,436)
Accrued liabilities	(112,828)		(112,828)
Federal income taxes payable	(156,212)		(156,212)
Deferred tax liability	—	(1,789,266)	(1,789,266)
Total purchase price	8,075,000		8,075,000
Excess of investment over purchase price	$(17,790,746)	$(17,790,746)	$—

The total purchase price consisted of: (1) $6.1 million in cash (2) a $1.275 million note payable to the seller over three years, and (3) 129,271 shares of Flotek common stock valued at the ten day weighted average closing price, $5.42.

(c)
Property and equipment is stated at appraised fair value reduced by its pro rata portion of the excess fair value of net assets acquired over the total purchase price for the acquisition. Spidle used an accelerated depreciation method and Flotek uses the straight-line method. Spidle’s useful life of transportation equipment was 5 years and Flotek’s is 3 years. Spidle’s useful life of buildings and leasehold improvements was 10-20 years and Flotek’s is 20 years. All other useful lives are the same. We reduced Spidle’s accumulated depreciation and depreciation expense by $27,050, $6,822 in the current year and $20,228 as a cumulative adjustment for prior years. Effective in 2005, Spidle’s assets will be depreciated on a straight-line basis using the following estimated useful lives, which is consistent with Flotek's accounting policies:

Buildings and leasehold improvements	20 years
Machinery and equipment	5-8 years
Furniture and fixtures	5 years
Rental tools	3 years
Transportation equipment	3 years
Computer equipment	3 years

FLOTEK INDUSTRIES, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

(d)
In February 2005, in conjunction with the acquisition of Spidle Sales and Services, Inc. (“Spidle”), we entered into a new senior credit facility with Wells Fargo. The credit facility is made up of an equipment term loan, a real estate term loan and a revolving line of credit. The revolving line of credit provides for borrowings through February 14, 2007, bearing interest at prime rate plus 50 basis points. The maximum amount that may be outstanding under the line of credit is the lesser of (a) $5,000,000 or (b) the sum of 80% of eligible domestic trade accounts receivable and 50% of eligible inventory, as defined. The terms are interest-only, maturing in February 2007. The revolving line of credit was not utilized for the Spidle acquisition. The equipment term loan provides for borrowings of $7,000,000 bearing interest at prime rate plus 50 basis points payable over 60 months. For the Spidle acquisition $5,451,000 of the equipement loan was utilized. The real estate term loan provides for borrowings of $855,437 bearing interest at prime rate. The loan is payable over 60 months, and amortized over 180 months. For the Spidle acquisition $624,000 of the real estate loan was utilized. The weighted-average prime rate for 2004 was approximately 4.35%.

Also, in conjunction with the acquisition of Spidle, the Company issued $1,275,000 of notes ayable to shareholders of Spidle. The notes are payable over 36 months and bear interest at 6%.

Pro forma interest expense for the year ended December 31, 2004 was determined as follows:

	Debt Utilized for Spidle Acquisition	Pro forma Interest Expense
Equipment term loan, prime + 50pts	$5,451,000	$264,373
Real estate term loan, prime rate	624,000	27,144
Promissory notes, 6% interest rate, to stockholders of acquired business	1,275,000	76,500
Total	$7,350,000	$338,017